Exhibit 10.4

THIRD AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
THIS THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Amendment”) is made effective as of the 5th day of May, 2017, except as otherwise stated herein, by and between IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”).
W I T N E S S E T H:
WHEREAS, the parties hereto are parties to a Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015, as amended by that certain First Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of June 20, 2016 and that certain Second Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of November 28, 2016 (as amended, and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”); and
WHEREAS, Borrower has requested and the Lender has agreed to make certain amendments to the Credit Agreement, all on the terms and conditions herein set forth.
NOW, THEREFORE, for due consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    DEFINITIONS. All capitalized terms used herein and not defined shall have the meaning given such terms in the Credit Agreement.
    2.    AMENDMENTS. Except as otherwise set forth below, effective as of the Third Amendment Closing Date:
(A)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

““Applicable Margin” means, with respect to the applicable facility, the per annum percentage points shown in the applicable column of the table below based on the applicable Fixed Charge Coverage Ratio, calculated for Borrower on a consolidated basis and without duplication in accordance with GAAP:

Pricing Grid - Applicable Margin
	Fixed Charge Coverage
Level	Ratio	Revolver	Term Loan B
I	x ≤ 1.60:1.00	2.75%	3.00%
II	1.60:1.00 < x ≤ 1.85:1.00	2.50%	2.75%
III	x > 1.85:1.00	2.25%	2.50%
provided, however, that commencing on the Third Amendment Closing Date and continuing through and including the Fiscal Quarter ending March 31, 2018, the Applicable Margin shall be fixed at Level II. Effective on the tenth (10th) day following the date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6 for the Fiscal Quarter ending March 31, 2018, the Applicable Margin will be adjusted based upon the Fixed Charge Coverage Ratio shown therein. Thereafter, changes, if any, in the Level applicable to Loans will be effective on the tenth (10th) day following each date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6, based upon the Fixed Charge Coverage Ratio shown therein. In the event that any QCC Sheet is not delivered by the date required, pricing will revert to Level I until the tenth (10th) day following the date of delivery of the delayed QCC Sheet, on which tenth (10th) day pricing will be adjusted to the applicable level shown by the QCC Sheet. Upon the occurrence of a Default or Event of Default, the Applicable Margin shall immediately be adjusted to Level I and no reduction shall occur thereafter unless the Default is cured, or if the Default is also an Event of Default, the Event of Default is waived in writing by the Lender.”
““Applicable Unused Fee” means the per annum percentage points shown in the table below based on the applicable Fixed Charge Coverage Ratio, calculated for Borrower on a consolidated basis and without duplication in accordance with GAAP:

Level	Fixed Charge Coverage Ratio	Unused Fee
I	x ≤ 1.60:1.00	0.375%
II	1.60:1.00 < x ≤ 1.85:1.00	0.375%
III	x > 1.85:1.00	0.250%
provided, however, that commencing on the Third Amendment Closing Date and continuing through and including the Fiscal Quarter ending March 31, 2018, the Applicable Unused Fee shall be fixed at Level II. Effective on the tenth (10th) day following the date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6 for the Fiscal Quarter ending March 31, 2018, the Applicable Unused Fee will be adjusted based upon the Fixed Charge Coverage Ratio shown therein. Thereafter, changes, if any, in the Level applicable will be effective on the tenth (10th) day following each date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6, based upon the Fixed Charge Coverage Ratio shown therein. In the event that any QCC Sheet is not delivered by the date required, the Applicable Unused Fee will revert to Level I until the tenth (10th) day following the date of delivery of the delayed QCC Sheet, on which tenth (10th) day the Applicable Unused Fee will be adjusted to the applicable level shown by the QCC Sheet. Upon the occurrence of a Default or Event of Default, the Applicable Unused Fee shall immediately be adjusted to Level I and no reduction shall occur thereafter unless the Default is cured, or if the Default is also an Event of Default, the Event of Default is waived in writing by the Lender.”
““Borrowing Base” means, at any time, an amount equal to the sum of (a) eighty-five percent (85%) of the Eligible Accounts of the Credit Parties; plus (b) (i) from the Third Amendment Closing Date until the first Advance Rate Reset, the lesser of (A) thirty-five percent (35%) of Eligible Inventories (excluding work in process) and (B) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), and (ii) upon each Advance Rate Reset, the lesser of (A) eighty-five percent (85%) of the then updated Eligible Inventory NOLV and (B) Seven Million Dollars ($7,000,000), minus (c) Reserves.
The Borrowing Base shall be computed based on the Borrowing Base Report required by this Agreement and most recently delivered to and accepted by the Lender in its sole and absolute discretion. In the event the Borrower fails to furnish a Borrowing Base Report, or in the event the Lender believes that a Borrowing Base Report is no longer accurate, valid, or current - defined as information provided aged no more than forty-five (45) days - the Lender may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, suspend the making of or limit Revolving Credit Loans. The Borrowing Base shall be subject to reduction by the amount of Reserves applicable from time to time, and by the amount of any Account or any Inventory that was included in the Borrowing Base but that the Lender determines fails to meet the respective criteria applicable from time to time for Eligible Accounts or Eligible Inventories.
Without implying any limitation on the Lender’s discretion with respect to the Borrowing Base, the criteria for Eligible Accounts and for Eligible Inventories contained in the respective definitions of Eligible Accounts and of Eligible Inventories are in part based upon the business operations of the Credit Parties existing on or about the Closing Date and upon information and records furnished to the Lender by the Credit Parties. If at any time or from time to time hereafter, the business operations of one or more of the Credit Parties change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender will communicate such changed or additional criteria to the Borrower from time to time, which communication shall be either orally or in writing.”
““Revolving Credit Termination Date” means May 5, 2022.”
““Term Loan B” means the term loan made to Borrower by the Lender pursuant to that Amended and Restated Term Loan B Note dated December 14, 2015, as was restated on or about the Third Amendment Closing Date by the Term Loan B Note, as is further described in Article 6 hereof.”
““Term Loan B Maturity Date” means May 5, 2022.”
““Term Loan B Note” means the Second Amended and Restated Term Loan B Note evidencing the Term Loan B, as such note may be amended, modified, supplemented or restated from time to time.”
(B)Effective as of the Amended Financial Covenants Effective Date, Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

““EBITDAS”” means, for the applicable period, EBITDA plus non-cash stock option expense, all on a consolidated basis and determined in accordance with GAAP on a consistent basis.
““Fixed Charge Coverage Ratio” means, as of the applicable measurement date for the applicable measurement period, the ratio of (a) EBITDAS, minus Unfinanced Capital Expenditures, minus Tax expense, to (b) the sum of (i) Interest Expense, plus (ii) principal payments due or paid with respect to Debt, plus (iii) payments on all capital lease obligations (including payments related to the sale-leaseback of certain property in New Mexico which closed on or about November 18, 2016) plus (iv) Distributions (other than Permitted Stock Repurchases), as such term is defined in Section 11.5); provided, however that: that partial prepayment made from proceeds of a Revolving Credit Loan pursuant to that Borrowing Request and Payment Direction Letter effective as of the Third Amendment Closing Date towards principal amounts outstanding under that Amended and Restated Term Loan B Note dated December 14, 2015, shall be excluded from principal payments for purposes of clause (b) above. The Fixed Charge Coverage Ratio shall be measured quarterly on a rolling-twelve month basis; provided, however, that (x) for the measurement period ending September 30, 2017, such calculation shall only consider the six (6) month period then ended; and (y) for the measurement period ending December 31, 2017, such calculation shall only consider the nine (9) month period then ended; and (z) for the measurement period ending March 31, 2018 and as of the end of each Fiscal Quarter thereafter, the measurement period shall be the twelve (12) months then ended.”
““Guarantor(s)” means GTC, DRTL and each Subsidiary which becomes a Guarantor pursuant to Section 10.12.”
““IECW&C” means IEC Electronics Wire and Cable, Inc., a New York corporation, formerly a wholly-owned Subsidiary of Borrower, and predecessor in interest by merger into the Borrower effective January 1, 2017.”
““Principal Office” means the Lender’s office at 180 South Clinton Avenue, Suite 700, Rochester, New York 14604.”
(C)Effective as of the Amended Financial Covenants Effective Date, Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

““Advance Rate Reset” shall mean the date upon which the Lender is in receipt of an initial, or updated, Eligible Inventory NOLV appraisal and such Eligible Inventory NOLV has been included in the calculation of the Borrowing Base in the Borrowing Base Report.”
““Amended Financial Covenants Effective Date” means March 31, 2017.”

““Eligible Inventory NOLV” shall mean the net orderly liquidation value of Eligible Inventories (including raw materials, work in process and finished goods as each is determined in accordance with GAAP), as set forth in the annual inventory appraisal provided for in Section 10.17 of this Agreement.”
““Third Amendment Closing Date” means May 5, 2017.”
(D)Section 2.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.6     Unused Commitment Fee.    Borrower agrees to pay to the Lender the Applicable Unused Fee on the average amount of the Revolving Credit Commitment unused during each Fiscal Quarter. Such fee shall be payable monthly in arrears and (i) during the period auto-deduct is elected by Borrower, the Lender is hereby authorized to charge Borrower’s account with Lender for the amount of such fee, and the Lender will deliver to Borrower an invoice setting forth the amount of such fee and the basis upon which it was calculated no later than two (2) Business Days after such fee is so charged, and (ii) if auto-deduct is not elected by Borrower, the Lender will deliver to Borrower an invoice setting forth the amount of such fee and the basis upon which it was calculated and such fee will be due and payable within five Business Days after delivery of such invoice.”
(E)Section 2.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“2.7    [Intentionally Omitted].”
(F)Section 2.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“2.8    Use of Proceeds. Proceeds of the Revolving Credit Loans shall be used for the Borrower’s working capital needs and to refinance existing indebtedness.”
(G)Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.1    Term Loan B.    Pursuant to the Term Loan B Note, which amended and restated that Amended and Restated Term Loan B Note dated December 14, 2015, the Lender agrees to lend and Borrower agrees to borrow from Lender, as of the Third Amendment Closing Date, subject to the terms and conditions in this Agreement, $6,000,000 for the use set forth in Section 6.5. This Term Loan B is evidenced by the Term Loan B Note which will accrue interest as further specified in this Agreement and the Term Loan B Note.”
(H)Section 6.3(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    The Borrower shall repay the principal amount of the Term Loan B in sixty (60) consecutive monthly principal installments of $71,429 each, each to be made on the first day of each calendar month, with the next such payment to occur on the first such day to occur after the Third Amendment Closing Date.”
(I)A new Section 7.15 shall be added to the Credit Agreement, immediately following existing Section 7.14, to read as follows:

“7.15    Collateral Monitoring Fee: So long as any Obligations shall be outstanding, the Commitment shall be in effect, or this Agreement shall remain in effect, Borrower shall pay to Lender a monthly collateral monitoring fee in the amount of $500 per month, in arrears, on the first day of each calendar month.”
(J)Section 10.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)     Provide to the Lender by the 20th day of each month for the most recently ended calendar month, monthly borrowing base reports (“Borrowing Base Reports”) in substantially the form of Exhibit G attached hereto, accompanied by an accounts receivable aging, account payable aging, monthly Inventory report, and such other supporting detail as may be required by the Lender in its sole discretion to address all reporting deficiencies in any Borrowing Base Report; provided, that upon a Dominion Trigger Event under Section 10.15 such Borrowing Base Reports shall be provided by the second Business Day of each week for the most recently ended week, and such weekly reporting shall continue until the Dominion Trigger Event is no longer continuing, at which point reporting shall revert to monthly in accordance with this Section.”
(K)Section 10.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)    Provide to the Lender, within thirty (30) days after the end of each Fiscal Year of the Borrower, an annual operating budget for the Credit Parties, including projections, prepared on a monthly basis for Borrower’s consolidated and consolidating operations, a balance sheet, statements of operations, schedule of projected Unused Availability, projected financial covenants, and cash flow statement, with supporting assumptions, in detail reasonably satisfactory to Lender.”
(L)Section 10.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f)    Provide to the Lender, upon the Lender’s request, key performance indicator (KPI) scorecards from each of the Borrower’s profit centers.”
(M)A new Section 10.1(m) will be added to the Credit Agreement to read as follows

“(m)     Provide to Lender (i) within thirty (30) days after the end of each month, for the most recently ended calendar months, monthly unaudited consolidated and consolidating financial statements which shall include an income statement, balance sheet, statement of cash flow and reconciliations to the general ledger and financial statements, (ii) within twenty (20) days after the of each month, for the most recently ended calendar months, a monthly accounts receivable aging, inventory reports and account payable aging, and (iii) within twenty (20) days after the of each month that represents the last month of a Fiscal Quarter, a quarterly backlog report.”
(N)Section 10.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“10.17    Inventory Appraisal.    Engage, at Borrower’s expense, an appraiser selected annually by the Lender in its sole discretion, to conduct an annual inventory appraisal of the Credit Parties’ Inventory, the results of which will determine the Eligible Inventory NOLV.”
(O)Section 11.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“11.5    Distributions. Make any Distributions without the prior written consent of Lender, except Distributions from any Guarantor(s) to Borrower; provided, however, that following the initial Advance Rate Reset the repurchase by Borrower of its common stock will be permitted (such repurchases, “Permitted Stock Repurchases”) so long as (a) the repurchases do not exceed $3,000,000 in the aggregate from the Third Amendment Closing Date through the Revolving Credit Termination Date, (b) Unused Availability, calculating giving pro forma effect to any such repurchase, is greater than $4,000,000 for the five (5) consecutive Business Days preceding any such repurchase, (c) no Event of Default exists prior to any such repurchase or shall exist as a result of such repurchase, and (d) prior to any such repurchase, the Lender has received a certificate of the Chief Financial Officer of Borrower, in substantially the form of Exhibit H attached hereto, certifying that conditions (a) through (c) above have been met with respect to such stock repurchase.”
(P)A new Section 11.12 will be added to the Credit Agreement, after Section 11.11 to read as follows:

“11.12     No Further Negative Pledges.    No Credit Party nor any of its Subsidiaries shall enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of such Credit Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired except: (a) pursuant to this Agreement and the other Loan Documents; (b) agreements prohibiting Liens on specific property encumbered to secure payment of particular indebtedness permitted pursuant to Section 11.1; (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided, such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be); and (d) any negative pledge incurred or provided in connection with any Lien permitted by Section 11.1(c) or any document or instrument governing any Lien permitted by Section 11.1(c), provided that any such restriction contained therein relates only to the asset or assets subject to such Lien permitted by Section 11.1(c).”
(Q)Effective as of the Amended Financial Covenants Effective Date, Section 12.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“12.1    [Intentionally Omitted].”
(R)Effective as of the Amended Financial Covenants Effective Date, Section 12.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“12.2    Minimum Quarterly EBITDAS. Maintain, for the Fiscal Quarter ending 6/30/17, a minimum EBITDAS of $2,323,300 for the trailing twelve months then ended.”
(S)Effective as of the Amended Financial Covenants Effective Date, Section 12.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“12.3    Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio, on a consolidated basis, of no less than 1.10:1.00, reported at the end of each Fiscal Quarter.”
(T)Effective as of the Amended Financial Covenants Effective Date, Section 12.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“12.4    [Intentionally Omitted].”
(U)Effective as of the Amended Financial Covenants Effective Date, Section 12.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“12.5     Maximum Capital Expenditures. Not permit Capital Expenditures of the Borrower, on a consolidated basis, to exceed $3,500,000 for the Fiscal Year ending September 30, 2017, without the Lender’s consent.”
(V)Lender’s notice information in Section 15.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“If to Lender:

Manufacturers and Traders Trust Company
180 South Clinton Avenue, Suite 700
Rochester, New York 14604
Attention: J. Theodore Smith
Facsimile: (585) 325-5105
Email: jtsmith@mtb.com

and:

Manufacturers and Traders Trust Company
25 S. Charles Street, 18th Floor
Baltimore, Maryland 21201
Attention: Michael D. Pick
Facsimile: (410) 244-4960
Email: mpick@mtb.com

with a copy to:

Nixon Peabody LLP
40 Fountain Plaza, Suite 500
Buffalo, New York 14202
Attention: Martha Anderson
Facsimile: (716) 853-8105
Email: manderson@nixonpeabody.com”

(W)Exhibit F of the Credit Agreement is hereby renamed “Form of Second Amended and Restated Term Loan B Note” and amended and restated to read in its entirety as Exhibit F attached to this Amendment.

(X)Effective as of the Amended Financial Covenants Effective Date, Exhibit A of the Credit Agreement is hereby amended and restated to read in its entirety as Exhibit A attached to this Amendment.

(Y)A new Exhibit H shall be added to the Credit Agreement in the form attached to this Amendment as Exhibit H.

3.    Representations and Warranties. Borrower hereby makes the following representations and warranties to the Lender as of the Amended Financial Covenants Effective Date and as of the Third Amendment Closing Date, each of which shall survive the effectiveness of this Amendment and continue in effect as of the date hereof so long as any Obligations remain unpaid:
3.1    Authorization. Borrower has full power and authority to borrow under the Credit Agreement, as amended by this Amendment, and to execute, deliver and perform this Amendment and any documents delivered in connection with it and all other related documents and transactions, all of which have been duly authorized by all proper and necessary corporate action. The execution and delivery of this Amendment by Borrower will not violate the provisions of, or cause a default under, Borrower’s Organizational Documents, any law or any agreement to which Borrower is a party or by which it or its assets are bound.
3.2    Binding Effect. This Amendment has been duly executed and delivered by Borrower, and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that enforcement of any such obligations of the Borrower may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors generally.
3.3    Consents; Governmental Approvals. Except as may be specifically identified in a written agreement to which Borrower and Lender are parties, no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered by Borrower herewith or in connection with any other transactions contemplated hereby.
3.4    Representations and Warranties. The representations and warranties contained in the Credit Agreement, as amended by this Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except for those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
3.5    No Events of Default. No Default or Event of Default has occurred or is continuing.
3.6    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by Borrower or any Credit Party to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
4.    CONDITIONS OF AMENDMENT. The Lender shall have no obligation to execute or deliver this Amendment until each of the following conditions shall have been satisfied:
4.1    Authorization. Borrower shall have taken all appropriate corporate action to authorize, and its directors, if and as required by Borrower’s Organizational Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this Amendment and the taking of all other action contemplated by this Amendment, and Lender shall have been furnished with copies of all such corporate action, certified by an authorized officer of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Lender may request.
4.2    Consents. Borrower shall have delivered to Lender any and all consents, if any, necessary to permit the transactions contemplated by this Amendment.
4.3    Fees. Borrower shall have paid to the Lender all reasonable fees and disbursements of Lender’s counsel and all recording fees, search fees, charges and taxes in connection with this Amendment and all transactions contemplated hereby or made other arrangements with respect to such payment as are satisfactory to Lender.
4.4    Deliveries. Borrower shall have delivered to Lender, each of the following documents, duly executed by the Borrower or as specified: (i) this Amendment, (ii) the Term Loan B Note, (iii) a Reaffirmation executed by the Borrower and each of the Guarantors, and (iv) such additional documents, consents, authorizations, insurance certificates, governmental consents and other instruments and agreements as Lender or its counsel may reasonably require and all documents, instruments and other legal matters in connection with the Loan Documents shall be reasonably satisfactory to Lender and its counsel.
4.5    Representations and Warranties. The representations and warranties set forth in this Amendment and in the Loan Documents shall be true, correct and complete as of the Amended Financial

Covenants Effective Date and as of the Third Amendment Closing Date, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
4.6    No Event of Default. No Event of Default or Default shall have occurred and be continuing as of the Amended Financial Covenants Effective Date or as of the Third Amendment Closing Date.
4.7    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by or on behalf of Borrower to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
4.8    No Material Adverse Change. As of the Amended Financial Covenants Effective Date and as of the Third Amendment Closing Date, no Material Adverse Effect shall have occurred with respect to the Borrower and its Subsidiaries taken as a whole since September 30, 2016, including, without limitation, the Credit Parties’ ability to meet the projections delivered by the Borrower to the Bank prior to the Third Amendment Closing Date.
4.9    No Litigation. As of the Amended Financial Covenants Effective Date and as of the Third Amendment Closing Date, except as set forth on Schedule 8.5 to the Credit Agreement, there shall not be any claim, action, suit, investigation, litigation, or legal proceeding pending or threatened in any court or before any arbitrator or governmental authority which relates to the legality, validity or enforceability of the Credit Agreement (as amended by this Amendment) or the transactions contemplated hereby or that, if adversely determined, is not adequately covered by insurance or would have a Material Adverse Effect on the Borrower or its Subsidiaries.
4.10    Inventory Appraisal. As of the Third Amendment Closing Date, an appraisal of the Credit Parties’ Inventory shall have been ordered and scheduled to take place. For clarity, such inventory appraisal need not take place prior to the Third Amendment Closing Date.
4.11    Revolving Credit Loan. As of the Third Amendment Closing Date, Borrower shall have delivered to the Lender a Borrowing Request and Payment Direction Letter which, to the satisfaction of the Lender: (a) requests a Revolving Credit Loan, effective as of Third Amendment Closing Date, in the amount of $2,049,983.00; and (b) directs that the entirety of such Revolving Credit Loan be applied towards any outstanding balance under that certain Amended and Restated Term Loan B Note dated December 14, 2015.
5.    MISCELLANEOUS.
5.1    Reaffirmation of Security Documents. As of the Amended Financial Covenants Effective Date and as of the Third Amendment Closing Date, Borrower hereby (a) acknowledges and reaffirms the execution and delivery of the Security Documents, (b) acknowledges, reaffirms and agrees that the security interests granted under the Security Documents continue in full force and effect as security for all indebtedness, obligations and liabilities under the Loan Documents, as may be amended from time to time, and (c) remakes the representations and warranties set forth in the Security Documents, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.

5.2    Entire Agreement; Binding Effect. The Credit Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by the Lender and its successors and assigns. The Credit Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety.
5.3    Severability. If any provision of this Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.
5.4    Headings. The section headings inserted in this Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this Amendment.
5.5    Counterparts. This Amendment may be executed by the parties hereto in separate counterparts (including those delivered by facsimile or other electronic means), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

[signature page follows]

[Third Amendment to Fifth Amended and Restated Credit Facility Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Michael D. Pick
Name: Michael D. Pick
Title: Vice President
IEC ELECTRONICS CORP.

By:	/s/ Michael T. Williams
Name: Michael T. Williams
Title: Chief Financial Officer

Exhibit A to Exhibit 10.4

EXHIBIT A
FORM OF QUARTERLY COVENANT COMPLIANCE SHEET

See attached.

M&T Bank - Quarterly Covenant Calculations & Management Certification

	Q1 FY20XX	Q2 FY20XX	Q3 FY20XX	Q4 FY20XX

Covenant 12.2	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation
Minimum Quarterly EBITDAS	—	—	—	—

Covenant 12.3	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation
Fixed Charge Coverage Ratio	—	—	—	—

Covenant 12.5	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation
Maximum Capital Expenditures	—	—	—	—

Supporting Calculations

EBITDAS
Net Income	—	—	—	—
Tax expense	—	—	—	—
depreciation and amortization of intangible assets	—	—	—	—
Interest Expense	—	—	—	—
EBITDA	—	—	—	—
Non-cash stock option expense	—	—	—	—
EBITDAS	—	—	—	—
Rolling 4-Quarter EBITDAS				—

Fixed Charge Coverage Ratio
EBITDAS	—	—	—	—
Unfinanced Capital Expenditures	—	—	—	—
Tax expense	—	—	—	—
Total	—	—	—	—
Interest Expense	—	—	—	—
principal payments due or paid with respect to Debt (excluding exceptions)	—	—	—	—
payments on all capital lease obligations	—	—	—	—
Distributions	—	—	—	—
Total	—	—	—	—
Applicable Fixed Charge Coverage Ratio

[Date]

As required by section 12.6 of the Fifth Amended and Restated Credit Facility Agreement (the "Credit Agreement"), I hereby certify that no Default or Event of Default has occurred under the Credit Agreement. In addition, I hereby certify the accuracy of the above schedule showing computation of financial covenants contained in Article 12 of the Credit Agreement.

[Signature of Chief Financial Officer]

Exhibit F to Exhibit 10.4

EXHIBIT F
FORM OF SECOND AMENDED AND RESTATED TERM LOAN B NOTE

See attached.

SECOND AMENDED AND RESTATED TERM LOAN B NOTE

$6,000,000.00	May 5, 2017

IEC ELECTRONICS CORP. (“Borrower”), a corporation organized under the laws of the State of Delaware, for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”) the principal sum of Six Million Dollars ($6,000,000.00), in lawful money of the United States of America and in immediately available funds in consecutive installments of principal on the first day of each month in the amount of $71,429.00 each. The entire unpaid principal balance of this Second Amended and Restated Term Loan B Note (“Term Loan B Note”) shall be due and payable on the Term Loan B Maturity Date. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner further provided in said Agreement.
This is the Term Loan B Note referred to in that certain Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015, as amended by that certain First Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of June 20, 2016, that certain Second Amendment to Fifth Amended and Restated Credit Facility Agreement dates as of November 28, 2016, and that certain Third Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of the date hereof (as amended, supplemented, and restated from time to time, the “Agreement”), made between Borrower and Lender, and evidences the Term Loan B described therein. All capitalized terms used but not defined in this Term Loan B Note shall have the meanings given to them in the Agreement.
Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Term Loan B Note.
This Term Loan B Note shall be governed by the laws of the State of New York.
This Term Loan B Note amends, restates and supersedes the Amended and Restated Term Loan B Note dated as of December 14, 2015 in the original principal amount of $10,033,322.00 delivered by Borrower to Lender and any amendments, restatements or replacements thereof (as so amended, restated or replaced, the “Existing Note”). Further, the indebtedness created under the Existing Note is continuing and subsisting pursuant to this Term Loan B Note and all collateral provided in conjunction with the Existing Note is hereby ratified and affirmed as collateral security for all obligations under this Term Loan B Note.

[signature page follows]

[SECOND AMENDED AND RESTATED TERM LOAN B NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Second Amended and Restated Term Loan B Note by its duly authorized officer as of the date first written above.

IEC ELECTRONICS CORP.

By:	/s/ Michael T. Williams
Name: Michael T. Williams
Title: Chief Financial Officer

Exhibit H to Exhibit 10.4

EXHIBIT H
PERMITTED STOCK REPURCHASE COMPLIANCE CERTIFICATE

See attached.

EXHIBIT H
FORM OF STOCK REPURCHASE COMPLIANCE CERTIFICATE

As required by Section 11.5 of that Fifth Amended and Restated Credit Facility Agreement by and between IEC Electronics Corp. (“Borrower”) and Manufacturers and Traders Trust Company (“Lender”) (as amended, and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), I hereby certify the following as of ______ __, 20__:

1)	Borrower is planning on effectuating a Permitted Stock Repurchase on the date first above written (“Planned Permitted Stock Repurchase”) in the amount of $___________.

2)
Should the Planned Permitted Stock Repurchase occur, the aggregate of all Permitted Stock Repurchases by Borrower, inclusive of the Planned Permitted Stock Repurchase, from the Third Amendment Closing Date through the Revolving Credit Termination Date will not exceed $3,000,000.00.

3)
The Unused Availability, calculated giving pro forma effect to the Planned Permitted Stock Repurchase, is greater than $4,000,000.00 for each of the five (5) consecutive Business Days preceding the Planned Permitted Stock Repurchase.

4)	No Event of Default has occurred or will occur as a result of effectuating the Planned Permitted Stock Repurchase.

All capitalized terms used herein and not defined shall have the meaning given such terms in the Credit Agreement

IEC Electronics Corp.

______________________
Name:
Title:    Chief Financial Officer